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CONTACT: Halsey Drug Co., Inc.
Investor Relations, Peter A. Clemens, SVP & CFO   847-705-7709



                             FOR IMMEDIATE RELEASE
                             ---------------------

          HALSEY DRUG CO., INC. ANNOUNCES EXPANSION OF 2004 FINANCING
          -----------------------------------------------------------

Palatine, IL, June 10, 2004: Halsey Drug Co., Inc. (OTC.BB-HDGC) today announced it has issued a total of $14.0 million in convertible debentures pursuant to the Debenture and Share Purchase Agreement executed by the Company in February 2004. The Company also announced that the terms of the Debenture and Share Purchase Agreement have been amended to increase the principal amount of debentures issuable by the Company from $14.0 million to $17.5 million and the time to complete this additional financing has been extended from June 5, 2004 to June 30, 2004.

Commenting, Andy Reddick, Chief Executive Officer said, "We are pleased with the success of our capital raising efforts and believe that it demonstrates confidence in our ability to execute our strategy to become a specialty pharmaceutical company focused on developing proprietary opioid abuse deterrent formulation technology and opioid API synthesis technologies. Furthermore, in the event the Company is successful in raising additional financing, of which no assurance can be given, such additional capital will enable the Company to expand and expedite its development efforts."

Halsey Drug Co., Inc., together with its subsidiaries, is an emerging pharmaceutical technology development company specializing in proprietary opioid abuse deterrent formulation technology and opioid API synthesis technologies.

This press release contains forward looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, as amended that are based on management's beliefs and assumptions, current expectations, estimates and projections. Investors are cautioned that forward looking statements involve risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. The most significant of such factors include, but are not limited to, general economic conditions, competitive conditions, technological conditions and governmental legislation. More specifically, important factors that may affect future results include, but are not limited to: changes in laws and regulations, particularly those affecting the Company's operations; the Company's ability to continue to attract, assimilate and retain highly skilled personnel; its ability to secure and protect its patents, trademarks and proprietary rights; litigation or regulatory action that could require the Company to pay significant damages or change the way it conducts its business; the Company's ability to successfully develop and market its products; customer responsiveness to new products and


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distribution channels; its ability to compete successfully against current and future competitors; its dependence on third-party suppliers of raw materials; the availability of controlled substances that constitute the active ingredients of the Company's products in development; difficulties or delays in clinical trials for Company products or in the manufacture of Company products; and other risks and uncertainties detailed in Company filings with the Securities and Exchange Commission. The Company is at an early stage of development and may not ever have any products that generate significant revenue.

Further, the forward looking statements speak only as of the date of such statements are made, and the Company undertakes no obligation to update any forward looking statements to reflect events or circumstances after the date of such statements. Any or all of the forward looking statements whether included in this release or in the Company's filings with the Securities and Exchange Commission, may turn out to be wrong. Readers should remember that no forward looking statement can be guaranteed and other factors besides those listed above could adversely affect the Company, its operating results or financial condition.

This and past press releases for Halsey Drug Co., Inc. are available at Halsey's web site at www.halseydrug.com.





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